Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)                                      Registration Statements on Form S-3 (No. 333-66843, No. 333-53486, No. 333-66688, No. 333-86542, No. 333-104956, No. 333-108973 and No. 333-1211891) and the related Prospectuses

2)                                      Registration Statements on Form S-8 (No. 333-66923, No. 333-85419, No. 333-54982, No. 333-101796 and No. 333-105994) pertaining to the 1995 Stock Option Plan, as amended, of Depomed, Inc.

3)                                      Registration Statement on Form S-8 (No. 333-116697) pertaining to the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan

of our reports dated March 15, 2005, with respect to the consolidated financial statements of Depomed, Inc., Depomed, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Depomed, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 15, 2005